UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported) February 18, 2008

                            PORTALTOCHINA.COM, INC.
             (Exact name of registrant as specified in its chapter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   000-52239
                            (Commission File Number)

                                   98-0449083
                       (IRS Employer Identification No.)

                         18/F Shanghai Oriental Centre
                             699 Nanjing West Road
                                200041 Shanghai
                    (Address of principal executive offices)

                                 86 21 61413717
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
          Exchange Act

ITEM 5.01: CHANGES IN CONTROL OF REGISTRANT.

On February 18, 2008, Paul Fong, a controlling shareholder of the Company, entered into a Securities Purchase and Sale Agreement (the "Securities Purchase and Sale Agreement") with Gisela Mills, an individual residing outside the United States. Pursuant to the Securities Purchase and Sale Agreement, Mr. Fong agreed to sell 3,000,000 shares of the Company's common stock to Ms. Mills.
Upon the closing of the Securities Purchase and Sale Agreement on February 18, 2008 (the "Closing"), a change in control of the Company occurred. Pursuant to the Securities Purchase and Sale Agreement, Ms. Mills has acquired 3,000,000 shares of the Company's common stock from Mr. Fong. Ms. Mills paid $25,000 to acquire such shares from her personal capital. The Company is not a party to the Securities Purchase and Sale Agreement. Ms. Mills now owns 37.7% of the Company's 8,000,000 issued and outstanding shares. Mr. Fong did not retain any ownership of shares and is no longer a shareholder of the Company.

ITEM 5.03: AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 18, 2008, the Board voted to amend the Company's By-Laws to include the following Article, which pursuant to the authorization granted to the Board of Directors to amend the By-Laws, is effective as of February 18, 2008:

     XV INAPPLICABILITY OF CERTAIN PROVISIONS OF THE NEVADA REVISED STATUTES

The provisions of Sections 78.378 to 78.3793 of the Nevada Revised Statutes shall not apply to this Company, and are inapplicable to any acquisition of the securities hereof.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PORTALTOCHINA.COM, INC.



Date:  February 21, 2008
                                   Caroline Rechia
                                   President & Chief Executive Officer